Exhibit 99.1

[Curis Logo Appears Here]

FOR IMMEDIATE RELEASE

Curis Reports Second Quarter 2003 Results

CAMBRIDGE, Mass., July 30, 2003 – Curis, Inc. (NASDAQ:CRIS), a therapeutic drug development company, today reported its financial results for the quarter ended June 30, 2003.

For the second quarter of 2003, the Company reported a net loss applicable to common stockholders under accounting principles generally accepted in the United States (GAAP) of $5,039,000 or ($0.15) per share, as compared to a net loss of $71,173,000 or ($2.20) per share for the prior year period. Excluding stock-based compensation, amortization of intangible assets, the accretion of a mandatory preferred stock dividend, impairment of goodwill (2002 only), and impairment of property and equipment (2002 only), the non-GAAP net loss applicable to common stockholders for the three-month period ended June 30, 2003 was $4,274,000 or ($0.13) per share, as compared to a net loss of $6,242,000 or ($0.19) per share for the prior year period.

Revenues for the second quarter of 2003 were $549,000, as compared to $190,000 for the second quarter of 2002. The increase in revenues for the second quarter of 2003 was primarily due to revenue recognized by the Company under its collaboration with ES Cell International. In addition, the Company began to recognize revenue related to its collaboration with Genentech.

Operating expenses for the second quarter of 2003 were $5,759,000, as compared to $70,483,000 for the second quarter of 2002, a decrease of $64,724,000, or 92%. A majority of this reduction is attributed to a non-cash charge for the impairment of goodwill of $64,098,000 recorded during the second quarter of 2002.

The Company did not record a loss relating to Curis Newco, a joint venture formed in July 2001 between the Company and affiliates of Elan Corporation (“Elan”), for the second quarter of 2003, as compared to $1,078,000 for the second quarter of 2002. On May 16, 2003, the Company announced that it had reached an agreement with Elan to conclude this joint venture.

As of June 30, 2003, Curis’ cash and investments were $34,762,000. As of June 30, 2003, there were 36,312,349 shares of common stock outstanding.

Dr. Christopher Missling, Curis’ Chief Financial Officer commented, “We have continued to exercise fiscal restraint in all of our operations, enabling us to stabilize the burn rate. In addition to the $34,762,000 in cash and investments held by Curis at June 30th, we received a $5,000,000 cash payment from Genentech in July 2003 related to our collaboration. Our strong cash position allowed us to make considerable progress in our programs during the second quarter.”

Daniel Passeri, Curis’ President and Chief Executive Officer said, “In the second quarter, we have made great progress — we had several important patents issued, we had several significant scientific publications, and we resolved the Elan partnership. Most importantly, we added Genentech to our list of top-tier drug development partners. We believe that all of this has contributed to a substantial rise in shareholder value, providing further validation to the business plan that we put into place during 2002. Going forward, we expect to advance our drug development technologies and enter into additional partnerships with co-development opportunities in order to build additional value for our shareholders.”

For the six-month period ended June 30, 2003, the Company reported revenue of $984,000 and a net loss applicable to common stockholders on a GAAP basis of $9,509,000, or ($0.29) per share, versus revenue of $348,000 and a net loss of $89,176,000, or ($2.76) per share, for the six-month period ended June 30, 2002. For the six-month period ended June 30, 2003, the Company recorded a non-GAAP net loss, excluding non-cash charges of $1,228,000, of $8,281,000, versus a non-GAAP net loss, excluding non-cash charges of $71,043,000, of $18,132,000, for the six-month period ended June 30, 2002.

Pro Forma Results

Curis reports pro forma Non-GAAP net loss applicable to common stockholders, which excludes certain non-operational, non-cash and specified other charges that management generally does not consider in evaluating the Company’s ongoing operations. These results are provided as a complement to reported results determined in accordance with GAAP. Management believes this pro forma measure helps indicate underlying trends in the Company’s business and uses this pro forma measure to establish budgets and operational goals, to manage the Company’s business, and to evaluate its performance. A reconciliation of pro forma to GAAP results is included as an exhibit to this press release.

CURIS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Revenues	$548,942	$189,603	$984,300	$348,235

Operating expenses:
Research and development	3,592,678	3,902,554	6,598,159	8,737,317
General and administrative	1,492,221	1,829,752	2,934,813	4,541,091
Stock-based compensation	655,328	427,433	919,194	1,124,895
Amortization of intangible assets	18,771	60,405	37,542	120,810
Impairment of property and equipment	—	164,842	—	5,336,785
Impairment of goodwill	—	64,098,345	—	64,098,345
Realignment expenses	—	—	—	3,490,000

Total operating expenses	$5,758,998	$70,483,331	$10,489,708	$87,449,243

Net loss from operations	$(5,210,056)	$(70,293,728)	$(9,505,408)	$(87,101,008)

Equity in loss from joint venture	—	(1,078,223)	—	(2,239,906)
Other income, net	262,264	378,764	267,812	527,688

Net loss	(4,947,792)	(70,993,187)	(9,237,596)	(88,813,226)
Accretion on Series A convertible exchangeable preferred stock	(91,081)	(180,225)	(271,306)	(362,453)

Net loss applicable to stockholders	$(5,038,873)	$(71,173,412)	$(9,508,902)	$(89,175,679)

Basic and diluted net loss per common share	$(0.15)	$(2.20)	$(0.29)	$(2.76)

Basic and diluted weighted average common shares outstanding	33,501,511	32,334,965	32,621,151	32,332,113

CURIS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	June 30, 2003	December 31, 2002
ASSETS
Cash, cash equivalents and marketable securities	$30,569,767	$36,573,276
Cash and cash equivalents – restricted	4,191,951	4,403,188
Accounts receivable and long-term receivables	10,177,806	5,109,406
Property and equipment, net	3,022,418	3,775,269
Intangible assets, net	9,196,731	9,234,273
Other assets	2,120,920	3,346,281

Total assets	$59,279,593	$62,441,693

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$4,680,876	$6,266,068
Debt and capital lease obligations, excluding convertible debt	4,755,915	5,529,471
Convertible debt	5,145,096	6,885,486
Deferred revenue	17,041,814	12,154,006

Total liabilities	31,623,701	30,835,031

Series A convertible exchangeable preferred stock	—	13,064,283

Total stockholders’ equity	27,655,892	18,542,379

Total liabilities and stockholders’ equity	$59,279,593	$62,441,693

CURIS, INC.

RECONCILIATION OF PRO FORMA RESULTS AND GAAP RESULTS

(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
	2003	2002	2003	2002
Net loss applicable to common stockholders, excluding stock-based compensation, amortization of intangible assets, accretion of a mandatory preferred stock dividend, and other non-cash items	$(4,273,693)	$(6,242,162)	$(8,280,860)	$(18,132,391)
Adjustments to reconcile to GAAP net loss applicable to common stockholders:
Stock-based compensation	(655,328)	(427,433)	(919,194)	(1,124,895)
Amortization of intangible assets	(18,771)	(60,405)	(37,542)	(120,810)
Accretion on Series A Convertible Exchangeable Preferred Stock	(91,081)	(180,225)	(271,306)	(362,453)
Impairment of goodwill	—	(64,098,345)	—	(64,098,345)
Impairment of property and equipment	—	(164,842)	—	(5,336,785)

Net loss applicable to common stockholders, GAAP Basis	$(5,038,873)	$(71,173,412)	$(9,508,902)	$(89,175,679)

Net loss per common share, excluding stock-based compensation, amortization of intangible assets, accretion of a mandatory preferred stock dividend, and other non-cash items	$(0.13)	$(0.19)	$(0.25)	$(0.56)
Adjustments to reconcile to GAAP net loss applicable to common stockholders:
Stock-based compensation	(0.02)	(0.01)	(0.03)	(0.04)
Amortization of intangible assets	—	—	—	—
Accretion on Series A Convertible Exchangeable Preferred Stock	—	(0.01)	(0.01)	(0.01)
Impairment of goodwill	—	(1.98)	—	(1.98)
Impairment of property and equipment	—	(0.01)	—	(0.17)

Basic and diluted net loss per common share	$(0.15)	$(2.20)	$(0.29)	$(2.76)

About Curis, Inc.

Curis, Inc. is a therapeutic drug development company. The Company’s technology focus is on regulatory pathways that control repair and regeneration. Curis’ product development involves using proteins or small molecules to modulate these pathways. Curis has successfully used this technology and product development strategy to produce several promising drug product candidates in the fields of kidney disease, neurological disorders, cancer, and alopecia (hair loss). For more information, please visit the Curis web site at www.CURIS.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Curis’ future operating results and the advancement of its current corporate partnerships, other potential future partnerships and its drug discovery and development programs. Such statements may contain the words “believes”, “expects”, “anticipates”, “plans”, “seeks”, “estimates” or similar expressions. These forward looking statements are not guarantees of future performance and involve risks, uncertainties, assumptions and other factors that may cause Curis’ actual results to be materially different from those indicated by such forward-looking statements. Actual results can be affected by a number of important factors including, among other things, adverse results in Curis’ and its strategic partners’ product development programs, difficulties or delays in obtaining or maintaining required regulatory approvals, Curis’ ability to obtain or maintain patent or other proprietary intellectual property protection, changes in or an inability to execute Curis’ realigned business strategy, Curis’ need for additional funding to conduct research and development of its product candidates, Curis’ ability to enter into and maintain important strategic partnerships and other risk factors identified in Curis’ most recent Annual Report on Form 10-K, Quarterly Report on 10-Q and any subsequent reports filed with the Securities and Exchange Commission. In addition, any forward-looking statements represent the Company’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Curis disclaims any intention or obligation to update any of the forward-looking statements after the date of this press release whether as a result of new information, future events or otherwise. This press release also contains financial measures which are not prepared in accordance with GAAP and which should not be construed as superior to GAAP financial measures.

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Contacts

For Curis, Inc.

Christopher U. Missling, Ph.D.

Chief Financial Officer

(617) 503-6587

Marc F. Charette, Ph.D.

Vice President, Corporate Communications

(617) 503-6629